                                                                  EXHIBIT 10.35





                             BRIDGE LOAN AGREEMENT

                         dated as of February 25, 2000

                                     AMONG

                       TEAM FLEET FINANCING CORPORATION,
                                as the Borrower


                              BUDGET GROUP, INC.,
                                as the Servicer

                                      and

                          CREDIT SUISSE FIRST BOSTON,
                                NEW YORK BRANCH,
                                 as the Lender



                               TABLE OF CONTENTS

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                                                                             PAGE

                                   ARTICLE I

                                 DEFINED TERMS

SECTION 1.1.        Definitions ................................................2

                                   ARTICLE II

                                    ADVANCES

SECTION 2.1        The Advances................................................10
SECTION 2.2        Borrowing Procedure ........................................11
SECTION 2.3        Maturity of Advances........................................12
SECTION 2.4        Reserved....................................................12
SECTION 2.5        Continuation and Conversion Elections.......................12
SECTION 2.6        Funding  ...................................................12
SECTION 2.7        Repayments and Prepayments .................................13
SECTION 2.8        Interest Provisions ........................................14
SECTION 2.9        Fees. ......................................................16
SECTION 2.10       Payments, Computations, etc.  ..............................16
SECTION 2.11       Eurodollar Rate Lending Unlawful ...........................16
SECTION 2.12       Deposits Unavailable .......................................16
SECTION 2.13       Increased Eurodollar Advance Costs, etc. ...................16
SECTION 2.14       Funding Losses  ............................................17
SECTION 2.15       Increased Capital Costs ....................................18
SECTION 2.16       Taxes  .....................................................18
SECTION 2.17       Conditions to the Making of Advances .......................19
SECTION 2.18       Certain Waivers.  ..........................................23

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

SECTION 3.1        The Borrower................................................24
SECTION 3.2        Budget Group................................................25
SECTION 3.3        The Lender .................................................25
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                                   ARTICLE IV

                                   COVENANTS

SECTION 4.1        Affirmative Covenants.......................................27
SECTION 4.2        Negative Covenants .........................................29
SECTION 4.3        Information as to the Borrower  ............................30
SECTION 4.4        Payment of Taxes and Other Claims ..........................30
SECTION 4.5        Indemnification  ...........................................31
SECTION 4.6        Maintenance of Separate Existence ..........................32

                                   ARTICLE V

                               EVENTS OF DEFAULT

SECTION 5.1        Events of Default ..........................................32
SECTION 5.2        Remedies Upon Default.......................................34
SECTION 5.3        No Waiver ..................................................34

                                   ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1        No Amendments  .............................................35
SECTION 6.2        No Waiver; Remedies  .......................................35
SECTION 6.3        Binding on Successors and Assigns...........................35
SECTION 6.4        Survival of Agreement.......................................36
SECTION 6.5        Payment of Costs and Expenses...............................36
SECTION 6.6        Characterization as Related Document; Entire Agreement .....37
SECTION 6.7        Notices ....................................................37
SECTION 6.8        Severability of Provisions  ................................37
SECTION 6.9        Counterparts................................................37
SECTION 6.10       Governing Law  .............................................37
SECTION 6.11       Tax Characterization .......................................37
SECTION 6.12       No Proceedings; Limited Recourse ...........................38
SECTION 6.13       Confidentiality ............................................38
SECTION 6.14       Lender May Act Through Affiliates or Agents  ...............39
SECTION 6.15       Other Transactions..........................................39
SECTION 6.16       Independence of Covenants.  ................................39
SECTION 6.17       Forum Selection and Consent to Jurisdiction  ...............39


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        SECTION 6.18       Waiver of Jury Trial................................40
        SECTION 6.19       Third-Party Beneficiaries...........................40

EXHIBIT A   -       Form of Base Indenture
EXHIBIT B   -       Form of Group II Master Lease
EXHIBIT C   -       Form of Series 2000-1 Supplement
EXHIBIT D   -       Form of Borrowing Request
EXHIBIT E   -       Form of Closing Date Certificate
EXHIBIT F   -       Form of Continuation/Conversion Notice

                             BRIDGE LOAN AGREEMENT


         BRIDGE LOAN AGREEMENT, dated as of February 25, 2000, among CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, a Swiss banking corporation, as lender (together with its successors and assigns in such capacity, the "Lender"), TEAM FLEET FINANCING CORPORATION, a Delaware corporation, as borrower (the "Borrower") and BUDGET GROUP, INC. ("Budget Group"), a Delaware corporation, as Servicer (the "Servicer").


                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into (a) an Amended and Restated Base Indenture, dated as of December 1, 1996 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture") with Bankers Trust Company, a New York banking corporation, as trustee (in such capacity, together with any successors in such capacity, the "Trustee"), and Budget Group, as Servicer (as successor in such capacity to Team Rental Group, Inc.) and Budget Interestholder (as successor in such capacity to Team Rental Group, Inc.), a copy of which is attached hereto as Exhibit A, (b) a Master Motor Vehicle Lease Agreement, Group II, dated as of February 25, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Group II Master Lease") with Budget Group, as guarantor, and the subsidiaries, affiliates and non-affiliates of Budget Group named therein as lessees, a copy of which is attached hereto as Exhibit B, (c) a Supplement to the Base Indenture dated as of February 25, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Series 2000-1 Supplement") with the Trustee, Budget Group, as Servicer and Budget Interestholder, a copy of which is attached hereto as Exhibit C and (d) certain related documents referred to in each of the foregoing documents;

                  WHEREAS, pursuant to the Base Indenture and the Series 2000-1 Supplement, the Borrower will issue the Variable Funding Rental Car Asset Backed Note, Series 2000-1 (the "Series 2000-1 Note");

                  WHEREAS, the Borrower wishes to issue the Series 2000-1 Note in favor of the Lender and obtain the agreement of the Lender to make loans from time to time (each, an "Advance") for the purchase of Series 2000-1 Invested Amounts, as defined in the Series 2000-1 Supplement, all of which Advances (other than the Initial Advance) will constitute Increases, as defined in the Series 2000-1 Supplement, and all of which Advances (including the Initial Advance) will be evidenced by the Series 2000-1 Note and will constitute purchases of Series 2000-1 Invested Amounts corresponding to the amount of such Advances;

                  WHEREAS, subject to the terms and conditions of this Agreement, the Lender is willing to make Advances from time to time to fund purchases of Series 2000-1 Invested Amounts in an aggregate outstanding amount up to the Maximum Invested Amount until the commencement of the Series 2000-1 Rapid Amortization Period; and

                  WHEREAS, Budget Group has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Servicer for the benefit of the Lender;

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                 DEFINED TERMS

         SECTION 1.1. Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the meanings assigned to them in the Series 2000-1 Supplement or in Schedule 1 to the Base Indenture, and this Agreement shall be interpreted in accordance with the conventions set forth in Schedule 1 to the Base Indenture; provided, that to the extent any capitalized term used but not defined herein has a meaning assigned to such term in both the Series 2000-1 Supplement and in Schedule 1 to the Base Indenture, then the meaning assigned to such term in the Series 2000-1 Supplement shall apply herein, unless the context requires otherwise. In addition, the following terms shall have the following meanings that are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "ABR Advance" means an Advance which bears interest by reference to the Alternative Base Rate.

         "Advance" has the meaning set forth in the third recital hereto.

         "Advance Balance" means, as of any date of determination, an amount equal to the sum of the then unpaid principal balances of all Advances then outstanding.

         "Agreement" means, on any date, this Bridge Loan Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternative Base Rate" means, on any date and with respect to all ABR Advances, a fluctuating rate of interest per annum equal to the higher of

                  (a) the Prime Rate for such day; and

                  (b) the Federal Funds Rate plus 0.50% per annum.

Changes in the rate of interest on that portion of any Advance maintained as an ABR Advance will take effect simultaneously with each change in the Alternative Base Rate. The Lender will give notice promptly to the Borrower of changes in the Alternative Base Rate.

         "Amortization Commencement Date" means the date the Series 2000-1 Rapid Amortization Period commences.

         "Applicable Margin" means a rate per annum equal to (a) with respect to any date on or prior to the Amortization Commencement Date, 1.0%, and (b) with respect to any date thereafter, 2.0%.

         "Available Non-Principal Funds" means, with respect to each Distribution Date, all funds available, pursuant to the terms of the Series 2000-1 Supplement and the Base Indenture, for payment of any amounts (other than principal amounts) due in respect of the Series 2000-1 Note on such Distribution Date.

         "Available Principal Funds" means, with respect to each Distribution Date, all funds available, pursuant to the terms of the Series 2000-1 Supplement and the Base Indenture, for repayment of principal in respect of the Series 2000-1 Note on such Distribution Date.

         "Base Indenture" has the meaning set forth in the first recital hereto.

         "Borrower" has the meaning set forth in the preamble hereto.

         "Borrowing" means the Advances of the same type and, in the case of Eurodollar Advances, having the same Interest Period made by the Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.2.

         "Borrowing Request" means an Advance request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, converting, prepaying or repaying of any Eurodollar Advance, any day described in clause (a) above on which dealings in U.S. Dollars are carried on in the London interbank market.

         "Capital Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity, whether now outstanding or issued after the date hereof, including all common stock, preferred stock, partnership interests and member interests.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Closing Date" means February 25, 2000.

         "Closing Date Certificate" means a certificate of a duly Authorized Officer of the Borrower executed and delivered pursuant to Section 2.17(a)(xiii), substantially in the form of Exhibit E hereto.

         "Collateral" means the Group II Collateral and the Series 2000-1 Collateral, in each case as defined in the Series 2000-1 Supplement.

         "Commission" means the Securities and Exchange Commission.

         "Commitment" means the Lender's obligation to make Advances pursuant to Section 2.1.

         "Commitment Termination Date" has the meaning set forth in Section
2.3.

         "Continuation/Conversion Notice" means a notice of continuation or conversion duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto.

         "Commercial Paper Notes" means commercial paper notes issued by an SPC to fund CP Advances.

         "Cost of Funds Rate" means, for any Fixed Period, the sum of (i) the CP Rate and (ii) the Applicable Margin.

         "CP Advance" means an Advance which bears interest at the Cost of Funds Rate.

         "CP Market Disruption Event" means, at any time for any reason whatsoever, an SPC shall be unable to raise, or shall be precluded or prohibited from raising, funds through the issuance of Commercial Paper Notes in the United States commercial paper market at such time.

         "CP Rate" means, for any Fixed Period, a rate per annum equal to the sum of (i) the rate (or, if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to such Fixed Period and issued to fund the Series 2000-1 Note may be sold by or on behalf of an SPC, as notified by the Lender to the Borrower, provided that if such rate is a discount rate (or rates), then such rate shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum; plus
(ii) 0.05%.

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 19, 1998 among Budget, as borrower, the lenders named therein, Credit Suisse First Boston, as co-syndication agent and administrative agent, and NationsBanc Montgomery Securities LLC, as co-syndication agent and documentation agent, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

         "Domestic Office" means the office of the Lender designated as such below its name on the signature page hereof or such other office of the Lender within the United States as may be designated from time to time by written notice from the Lender to the Borrower. The Lender may have separate Domestic Offices for purposes of making, maintaining or continuing ABR Advances.

         "Eligible Assignee" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Lender under this Agreement and has total assets in excess of $200,000,000, and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA, (c) an SPC and (d) any other financial institution satisfactory to the Borrower, in the case of an institution referred to in clause (a), (b) or (c), having a long-term unsecured debt rating from Standard & Poor's and Moody's of not less than BBB- by Standard & Poor's and Baa3 by Moody's; provided, however, that any Person who does not have either a long-term unsecured rating from Standard & Poor's or Moody's shall be deemed to have the required rating set forth above if such rating agency confirms in writing that such Person, if its long-term unsecured debt obligations were rated, would be assigned such required rating.

         "Enhancement Agent" has the meaning set forth in the first recital hereto.

         "Environmental Laws" means all applicable federal, foreign, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "Eurodollar Advance" means an Advance which bears interest, at all times during the Interest Period applicable thereto, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

         "Eurodollar Office" means the office of the Lender designated as such below its name on the signature page hereof or such other office of the Lender as designated from time to time by written notice from the Lender to the Borrower, whether or not outside the United States, which shall be making or maintaining Eurodollar Advances of the Lender hereunder.

         "Eurodollar Rate" means, relative to any Interest Period, an interest rate per annum equal to:

                  (a) the rate determined by the Lender at approximately 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period for delivery on the first day of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars (as set forth by any service selected by the Lender which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; or

                  (b) if such rate cannot be determined by the Lender in accordance with clause (a) above, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. Dollars are offered by the Eurodollar Office of the Lender in London, England to prime banks in the London interbank market at or about 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Interest Period and for a period equal to such Interest Period; provided that any determination of the Eurodollar Rate for any Interest Period pursuant to this clause (b) shall be determined by the Lender on the basis of applicable rates furnished to and received by the Lender from the Reference Lenders two Business Days before the first day of such Interest Period.

         "Eurodollar Rate (Reserve Adjusted)" means, for any Interest Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

             Eurodollar Rate =                   Eurodollar Rate
                                       -------------------------------------
            (Reserve Adjusted)         1.00 - Eurodollar Reserve Percentage.

The Eurodollar Rate (Reserve Adjusted) for any Interest Period for Eurodollar Advances will be determined by the Lender on the basis of the Eurodollar Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "Eurodollar Reserve Percentage" means, for any Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities," as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Event of Default" means any of the conditions or events set forth in
Section 5.1.

         "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519) or any successor publication, published by the F.R.S. Board for such day opposite the caption "Federal Funds (Effective)"; provided, that if on any relevant date such rate is not yet published in such release, then the Federal Funds Rate for such day will be the weighted average of the rates on overnight funds transactions with members of the Federal Reserve System published by the Federal Reserve Bank of New York for such day (or if such day is not a Business Day, for the next preceding Business Day); provided that if neither of the foregoing rates is published for any day which is a Business Day, the Federal Funds Rate will be the average of the quotations for transactions in overnight federal funds received on that day by the Lender from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain fee letter dated the date hereof, between the Lender and the Borrower, under which the Borrower agrees to pay certain fees to the Lender in its capacity as the Lender under this Agreement.

         "Fixed Period" means a Series 2000-1 Interest Period (as defined in the Series 2000-1 Supplement); provided that

         (i) any Fixed Period in respect of which interest is computed by reference to the CP Rate may be terminated at the election of the Lender by notice to the Borrower and the Servicer at any time upon the occurrence and during the continuance of a CP Market Disruption Event;

         (ii) if at any time any Fixed Period is terminated pursuant to clause (i) above, the Series 2000-1 Invested Amount previously allocated to such terminated Fixed Period shall be allocated to a new Fixed Period to commence on such date and end on the next succeeding Distribution Date; and

         (iii) upon the occurrence and during the continuance of the Series 2000-1 Rapid Amortization Period, any Fixed Period in respect of which interest is computed by reference to the CP Rate may be terminated at the election of the Lender by notice to the Borrower and the Servicer, and upon such election the CP Advances in respect of which interest was calculated by reference to such terminated Fixed Period shall be converted to ABR Advances until payment in full of the Series 2000-1 Note.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funding Date" has the meaning set forth in Section 2.2.

         "Group II Master Lease" has the meaning set forth in the first recital hereto.

         "Hazardous Material" means

                  (a) any "hazardous substance," as defined by CERCLA;

                  (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, foreign, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Agreement" means, an interest swap agreement, interest rate cap agreement, interest rate collar agreement, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates, in each case in connection with the payment of interest and fees under the Series 2000-1 Note.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indemnified Liabilities" has the meaning set forth in Section 4.5.

         "Indemnified Parties" has the meaning set forth in Section 4.5.

         "Initial Advance" means the Advance made under this Agreement as part of the initial Borrowing.

         "Initial Funding Date" means the date on which the Initial Advance is made under this Agreement.

         "Interest Period" means, with respect to any Eurodollar Advance, a period commencing on the date of such Eurodollar Advance and ending on the thirtieth (30th) day thereafter; provided, however, that

         (i) if any such period would otherwise end on a day which is not a Business Day, the Interest Period shall instead end on the next succeeding Business Day (but if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day); and

         (ii) upon the occurrence and during the continuance of the Series 2000-1 Rapid Amortization Period, any Interest Period may be terminated at the election of the Lender by notice to the Borrower and the Servicer, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Interest Period shall be converted to ABR Advances or CP Advances until payment in full of the Series 2000-1 Note.

         "Lender" has the meaning set forth in the preamble hereto.

         "Liquidity Provider" means, with respect to any SPC, any Person providing liquidity support for the Commercial Paper Notes of such SPC.

         "Maturity Date" has the meaning set forth in Section 2.3.

         "Maximum Invested Amount" means $270,000,000.

         "Monthly Interest" means, for any Distribution Date, the product of
(i) a fraction, the numerator of which is the number of days in the Series 2000-1 Interest Period most recently ended and the denominator of which is 360,
(ii) the Series 2000-1 Note Rate for the Series 2000-1 Interest Period most recently ended and (iii) the average daily Advance Balance during the Series 2000-1 Interest Period most recently ended.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, inchoate or otherwise, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Series 2000-1 Note and each other Related Document.

         "Obligor" means, as the context may require, the Borrower and any other Person (other than the Lender) to the extent such Person is obligated under, or otherwise a party to, this Agreement or any other Related Document.

         "Participant" has the meaning set forth in Section 6.3(b).

         "Potential Event of Default" means, any condition or event which, with the giving of notice or the lapse of time or both, would reasonably be expected to become an Event of Default.

         "Prime Rate" means the rate of interest most recently announced by the Lender at its Domestic Office as its "reference rate"; provided, however, that the Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Lender in connection with extensions of credit.

         "Reference Lenders" means Credit Suisse First Boston, New York Branch, or, in the event that such bank ceases to be a Lender hereunder at any time, any other commercial bank designated by the Borrower and approved by the Lender as constituting a "Reference Lender" hereunder.

         "Regulation D" means the rules and regulations under the Securities
Act.

         "Release" means a "release," as such term is defined in CERCLA.

         "Series 2000-1 Interest Period" has the meaning set forth in the Series 2000-1 Supplement.

         "Series 2000-1 Note" has the meaning set forth in the second recital hereto.

         "Series 2000-1 Note Rate" means the weighted average of the interest rates payable on the Advances pursuant to Sections 2.8(a) and (b), weighted based upon the unpaid principal amount, respectively, of the Advances bearing such interest rates.

         "Series 2000-1 Supplement" has the meaning set forth in the first recital hereto.

         "Servicer" has the meaning set forth in the preamble hereto.

         "SPC" has the meaning specified in Section 2.6(b).

         "Taxes" has the meaning set forth in Section 2.16.

         "Trustee" has the meaning set forth in the first recital hereto.

         "type" means, relative to any Advance, the portion thereof, if any, being maintained as an ABR Advance, a CP Advance or a Eurodollar Advance.

                                   ARTICLE II

                                    ADVANCES

         SECTION 2.1 The Advances. (a) Upon the terms and subject to the conditions of this Agreement and the Series 2000-1 Supplement, the Lender agrees, upon the Borrower's request, to make Advances from time to time on any Business Day on or prior to June 30, 2000; provided, that the Lender will not be required or permitted to make an Advance on any date if, after giving effect to such Advance and the use of proceeds therefrom, (x) the aggregate outstanding principal amount of all Advances would exceed the Maximum Invested Amount, or (y) either (i) a Series 2000-1 Credit Support Deficiency exists or would exist or (ii) a Series 2000-1 Asset Amount Deficiency exists or would exist. All Advances shall be allocated pursuant to and in accordance with
Section 5.2 of the Series 2000-1 Supplement. On the terms and subject to the conditions of this Agreement and the Series 2000-1 Supplement, the Borrower may from time to time borrow, repay and reborrow Advances.

                  (b)(i) The Advances shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. Absent manifest error, the loan accounts or records maintained by the Lender shall be conclusive of the amount of the Advances made by the Lender and the interest and payments thereon. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of the Borrower hereunder or under the Series 2000-1 Note to pay any amount owing with respect to the Advances or limit or otherwise affect any other Obligations of the Borrower or any other Obligor.

                  (ii) The Series 2000-1 Note shall be payable to the order of the Lender in a maximum principal amount equal to the Maximum Invested Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Series 2000-1 Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate, Fixed Period and Interest Period applicable to the Advances evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure to make any such notations or any error in making any such notations shall not limit or otherwise affect the actual obligations of the Borrower hereunder or under the Series 2000-1 Note to pay any amount owing with respect to the Advances or limit or otherwise affect any other Obligations of the Borrower or any other Obligor.

         SECTION 2.2 Borrowing Procedure. By delivering a Borrowing Request to the Lender on or before 11:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request,

                  (a) on such Business Day (but in any event not more than five Business Days notice) in the case of ABR Advances,

                  (b) on not less than three (but in any event not more than five) Business Days notice in the case of Eurodollar Advances, or

                  (c) on not less than two (but in any event not more than five) Business Days notice in the case of CP Advances,

that a Borrowing be made in a minimum amount of $1,000,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Advance and shall be made on the Business Day specified in such Borrowing Request (each such day, a "Funding Date"); provided that, notwithstanding the type of Advance specified in such Borrowing Request, to the extent that an Advance is provided by an SPC pursuant to the option referred to in Section 2.6(b), such Advance shall, unless the SPC otherwise directs, be a CP Advance. The Lender shall notify the Trustee in writing of the amount deposited or to be deposited by or on behalf of the Lender into the Series 2000-1 Collection Account on such Business Day. Subject to the terms and conditions of this Agreement, on or before 3:00 p.m. (New York City time) on such Business Day, the Lender shall deposit or cause to be deposited with the Trustee same day funds in an amount equal to the amount of the requested Borrowing. Such deposit will be made to the Series 2000-1 Collection Account, which the Trustee shall specify from time to time by notice to the Lender.

         SECTION 2.3 Maturity of Advances. Each Advance shall mature and be payable in full on the June 2001 Distribution Date (the "Maturity Date").

         SECTION 2.4 Reserved.

         SECTION 2.5 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Lender on or before 11:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect that all or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000 of any Advances be,

                  (a) in the case of ABR Advances, on not less than three nor more than five Business Days prior notice, converted into Eurodollar Advances; or

                  (b) in the case of Eurodollar Advances, on prior notice given not less than three nor more than five Business Days prior to the end of the related Interest Period, continued as Eurodollar Advances.

In the absence of delivery of a Continuation/Conversion Notice at least three Business Days prior to the last day of the related Interest Period for any Eurodollar Advance, such Eurodollar Advance shall, on such last day, automatically convert to an ABR Advance. In the absence of delivery of a Continuation/Conversion Notice, any ABR Advance shall automatically continue as an ABR Advance. No portion of the principal amount of any Advances outstanding may be continued as, or be converted into, Eurodollar Advances when any Event of Default or Potential Event of Default has occurred and is continuing.

         SECTION 2.6 Funding. (a) The Lender may, if it so elects, fulfill its obligation to make or continue or convert Eurodollar Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by the Lender) to make or maintain such Eurodollar Advance; provided, however, that such Eurodollar Advance shall nonetheless be deemed to have been made and to be held by the Lender, and the obligation of the Borrower to repay such Eurodollar Advance shall nevertheless be to the Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 2.11, 2.12, 2.13 or 2.14, it shall be conclusively assumed that the Lender elected to fund all Eurodollar Advances by purchasing deposits in U.S. Dollars in its Eurodollar Office's interbank eurodollar market.

         (b) Notwithstanding anything to the contrary contained herein, the Lender may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Lender to the Borrower and the Servicer, the option to provide to the Borrower all or any part of any Advance that the Lender would otherwise be obligated to make, maintain, continue or convert pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make, maintain, continue or convert any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Lender shall be obligated to make, maintain, continue or convert such Advance pursuant to the terms hereof. The making, maintenance, continuation or conversion of an Advance by an SPC hereunder shall utilize the Commitment of the Lender to the same extent, and as if, such Advance were made, maintained, continued or converted by the Lender. Each Advance made by an SPC shall, unless the SPC otherwise directs, be a CP Advance. In the event that an SPC elects to make all or any portion of an Advance, such Advance shall nonetheless be deemed to have been made by the Lender and the obligation of the Borrower to repay such Advance shall nevertheless be to the Lender for the account of such SPC. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 2.6(b), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Servicer and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Lender or to any financial institution (consented to by the Borrower and the Servicer) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each SPC.

         SECTION 2.7 Repayments and Prepayments. The Borrower shall, upon the terms and subject to the conditions of the Series 2000-1 Supplement, from Available Principal Funds, repay in full the unpaid principal amount of each of the Advances upon the Maturity Date. Prior to the Maturity Date, the Borrower, upon the terms and subject to the conditions of the Series 2000-1 Supplement, from Available Principal Funds,

         (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance; provided, however, that

                  (i) all such voluntary prepayments shall require prior irrevocable written notice to the Lender and the Trustee received by the Lender and the Trustee no later than 11:00 a.m. (New York City time),

                           (A) on such Business Day in the case of ABR
                  Advances, or

                           (B) on not less than three (but in any event not
                  more than five) Business Days notice in the case of Eurodollar Advances and CP Advances,

                  (ii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, and

                  (iii) to the extent that any portion of a CP Advance is prepaid, the Borrower shall also pay an amount equal to the interest (or discount) that will accrue on the Commercial Paper Notes funding such Advance through the maturity of such Commercial Paper Notes;

         (b) shall, on each date on which the Series 2000-1 Credit Support Amount is less than the Series 2000-1 Minimum Credit Support Amount, make a mandatory prepayment in an amount such that after giving effect to such prepayment, the Series 2000-1 Credit Support Amount shall not be less than the Series 2000-1 Minimum Credit Support Amount and the Maximum Invested Amount shall not be less than the aggregate outstanding principal amount of the Advances;

         (c) shall, on any Distribution Date during the Series 2000-1 Rapid Amortization Period, make a mandatory payment of principal in an amount equal to the lesser of (i) the Available Principal Funds and (ii) the Aggregate Principal Balance of the Series 2000-1 Notes.

Each prepayment of any Advances made pursuant to this Section 2.7 shall be without premium or penalty (except as otherwise specified in this Section 2.7 or as may be required by Section 2.14).

         SECTION 2.8 Interest Provisions. Interest on the outstanding principal amount of Advances shall accrue and be payable in accordance with this Section 2.8.

                  (a) Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Advances comprising a Borrowing accrue interest at a rate per annum:

                           (i) on that portion maintained from time to time as
                  an ABR Advance, equal to the Alternative Base Rate from time to time in effect; and

                           (ii) on that portion maintained as a Eurodollar
                  Advance, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Advance;

provided that, notwithstanding the type of Advance specified in such Borrowing Request or Continuation/Conversion Notice, to the extent that an Advance is provided by an SPC pursuant to the option referred to in Section 2.6(b), such Advance shall, unless such SPC otherwise directs, be a CP Advance and shall bear interest at the Cost of Funds Rate.

         All Eurodollar Advances shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance.

                  (b) Post-Maturity Rates. After the date any principal amount of any Advance is due and payable (whether on the Maturity Date, upon acceleration or otherwise) and not paid on such date, or after any other monetary Obligation of the Borrower or any other Obligor, as the case may be, shall have become due and payable and not be paid on such date, the Borrower or such other Obligor, as the case may be, shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on the aggregate principal amount of all Advances then outstanding and on such other monetary Obligations at a rate per annum equal to,

                           (i) in the case of the aggregate principal amount of
                  all Advances then outstanding, the interest rate otherwise applicable thereto plus an additional margin of 200 basis points; and

                           (ii) in the case of such other monetary Obligations
                  of the Borrower or such other Obligor (other than such obligations comprised of the principal amount of any Advance), the Alternative Base Rate from time to time in effect plus a margin of 200 basis points.

                  (c) Payment Dates. Interest shall be due and payable from Available Non-Principal Funds on each Distribution Date in accordance with the provisions set forth in Section 5.4 of the Series 2000-1 Supplement. In addition, all accrued and unpaid Monthly Interest and the unpaid principal amount of each Advance will be payable in full on the Maturity Date unless extended as set forth in Section 2.4.

         SECTION 2.9 Fees. The Borrower agrees to pay the fees set forth in the Fee Letter. All such fees shall be non-refundable.

         SECTION 2.10 Payments, Computations, etc. All payments by the Borrower pursuant to this Agreement, the Series 2000-1 Note or any other Related Document shall be made by the Borrower to the Lender, without setoff, deduction or counterclaim, not later than 1:00 p.m. (New York City time) on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower and the Paying Agent. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest (including interest on Eurodollar Advances and CP Advances) and fees shall be computed by the Lender on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on an ABR Advance (other than when calculated with respect to the Federal Funds
Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of the definition of the term "Interest Period" with respect to Eurodollar Advances) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 2.11 Eurodollar Rate Lending Unlawful. If the Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in, or in the interpretation of, any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender to make, continue or maintain any Advance as, or to convert any Advance into, a Eurodollar Advance of a certain type, the obligations of the Lender to make, continue or maintain any Advance as, or convert any such Advance into, a Eurodollar Advance shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Borrower shall immediately convert (in the manner provided for in Section 2.5) all Eurodollar Advances into ABR Advances at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 2.12 Deposits Unavailable. If the Lender shall have determined that by reason of circumstances affecting the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Advances of any type, then, upon notice to the Borrower, the obligations of the Lender under Section 2.1 to make or continue any Advances as, or to convert any Advances into, Eurodollar Advances shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

         SECTION 2.13 Increased Eurodollar Advance Costs, etc. The Borrower agrees to reimburse the Lender or its SPC, as applicable, for any increase in the cost to the Lender or its SPC, as applicable, of, or any reduction in the amount of any sum receivable by the Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, Eurodollar Advances that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 2.15 and 2.16, respectively; provided, however, that the Borrower shall not have any obligation to pay any such additional amount under this
Section 2.13 with respect to any day or days unless the Lender shall have notified the Borrower of its demand within 45 days after the date upon which the Lender has obtained audited information with respect to the fiscal year of the Lender in which such day or days occurred. Each such demand shall be provided to the Lender in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Lender on an after-tax basis for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Lender on the Distribution Date following its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. Such amounts to be paid by the Borrower shall constitute "Carrying Charges" within the meaning of the Base Indenture and "Series 2000-1 Carrying Charges" within the meaning of the Series 2000-1 Supplement.

         SECTION 2.14 Funding Losses. In the event the Lender or any SPC shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any Advance into, a Eurodollar Advance) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Advances on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.7 or otherwise;

                  (b) any Advances not being made as Eurodollar Advances in accordance with the Borrowing Request therefor;

                  (c) any Advances not being continued as, or converted into, Eurodollar Advances in accordance with the Continuation/Conversion Notice therefor; or

                  (d) any assignment by an SPC of its interest in any Advance to its Liquidity Provider at a time when Commercial Paper Notes funding such interest is outstanding;

then the Borrower shall, on the Distribution Date occurring in the calendar month following its receipt of written notice thereof from the Lender, pay directly to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender or such SPC, as applicable, for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. Such amounts to be paid by the Borrower shall constitute "Carrying Charges" within the meaning of the Base Indenture and "Series 2000-1 Carrying Charges" within the meaning of the Series 2000-1 Supplement.

         SECTION 2.15 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the Closing Date affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Advances made by the Lender is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall pay directly to the Lender, on the Distribution Date following its receipts of such notice, additional amounts sufficient to compensate the Lender or such controlling Person on an after-tax basis for such reduction in rate of return; provided, however, that the Borrower shall not have any obligation to pay any such additional amount under this Section 2.15 with respect to any day or days unless the Lender shall have notified the Borrower of its demand therefor within 45 days of the date upon which the Lender has obtained audited information with respect to the fiscal year of the Lender in which such day or days occurred. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Such amounts to be paid by the Borrower shall constitute "Carrying Charges" within the meaning of the Base Indenture and "Series 2000-1 Carrying Charges" within the meaning of the Series 2000-1 Supplement.

         SECTION 2.16 Taxes. All payments by the Borrower of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding taxes imposed on or measured by the overall net income, overall receipts or overall assets of the Lender and franchise taxes imposed on the Lender by the jurisdiction under the laws of which it is organized or any political subdivision thereof and taxes imposed on or measured by the overall net income, overall receipts and overall assets of the Lender and franchise taxes imposed on the Lender by the jurisdiction of the Lender's Domestic Office or Eurodollar Office, as the case may be, or any political subdivision thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                  (iii) pay to the Lender (or, if applicable, for its own account) such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. For purposes of this Section 2.16, a distribution hereunder by the Lender shall be deemed a payment by the Borrower.

         Upon the request of the Borrower, any lender hereunder (including any successor or assign of the Lender) that is organized under the laws of a jurisdiction other than the United States shall, prior to the initial due date of any payments to such Person hereunder (and to the extent permissible under then current law), execute and deliver to the Borrower, one or more (as the Borrower may reasonably request) (i) United States Internal Revenue Service Form 4224 or Form W-8ECI or (ii) United States Internal Revenue Service Form 1001 or Form W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to the Lender is exempt from withholding or deduction of Taxes; provided, that, if any lender delivers either a Form 4224 or Form 1001, such lender must deliver a Form W-8ECI or Form W-8BEN, as appropriate, to the Borrower on or before December 31, 2000.

         SECTION 2.17 Conditions to the Making of Advances. (a) The effectiveness of this Agreement and the obligation of the Lender to make the Initial Advance shall be subject to the prior satisfaction of all conditions to the issuance of the Series 2000-1 Note under the Series 2000-1 Supplement and under Section 2.2 of the Base Indenture and the delivery to the Lender of each of the following documents, on or prior to such effectiveness, in form and substance satisfactory to the Lender:

                  (i) Series 2000-1 Note. The Series 2000-1 Note duly executed and delivered by the Borrower and duly authenticated by the Trustee, in a stated amount of up to the Maximum Invested Amount.

                  (ii) Series 2000-1 Supplement. The Series 2000-1 Supplement, dated as of the Closing Date, duly executed by the Borrower, Budget Group, the Trustee and the Enhancement Agent, and all of the conditions to the effectiveness thereof and to the issuance of the Series 2000-1 Note set forth therein shall have been satisfied in all respects.

                  (iii) Certificate of Incorporation. The certificate of incorporation of the Borrower and the Servicer, each duly certified by the Secretary of State of the jurisdiction of its incorporation, together with a copy of the by-laws of each of the Borrower and the Servicer, duly certified by the Secretary or an Assistant Secretary of the Borrower or the Servicer, as applicable.

                  (iv)  Resolutions. Copies of:

                           (1) resolutions of the Board of Directors of the
                  Borrower then in full force and effect authorizing or ratifying the execution, delivery and performance of this Agreement, the other Related Documents and those documents and matters required of it with respect thereto, duly certified by the Secretary or Assistant Secretary of the Borrower; and

                           (2) resolutions of the Board of Directors of the
                  Servicer then in full force and effect authorizing or ratifying the execution, delivery and performance of this Agreement, the other Related Documents and those documents and matters required of it with respect thereto, duly certified by the Secretary or Assistant Secretary of the Servicer.

                  (v) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement.

                  (vi) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Borrower and the Servicer certifying as to the incumbency and names of the individual or individuals authorized to sign this Agreement and the other Related Documents to be executed by such party, together with a sample of the true signature of each such individual (the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

                  (vii) Opinions of Counsel. Opinions of counsel from counsel acceptable to the Lender covering such matters as the Lender shall request and satisfactory in form and substance to the Lender.

                  (viii) Good Standing Certificates. Certificates of good standing for the Borrower and the Servicer in the jurisdiction of its organization and the jurisdiction of its principal place of business.

                  (ix) Search Reports. A written search report from a Person satisfactory to the Lender listing all effective financing statements that name the Borrower or any Lessee as debtor or assignor and that are filed in the jurisdictions in which filings are required to be made pursuant to subsection (x) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lender showing no evidence of any tax or judgment liens filed against the Borrower or any Lessee; provided that the Borrower shall have until the close of business on March 10, 2000 to deliver such reports.

                  (x) Notation of Liens. Evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing) that all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of (a) the Trustee in the Group II Collateral for the benefit of the Secured Parties, (b) the Trustee in the Series 2000-1 Collateral for the benefit of the Series 2000-1 Noteholders and (c) the Borrower in the Vehicles, Repurchase Programs and proceeds thereof (to the extent the Group II Master Lease is deemed not to constitute an operating lease); provided that the Borrower shall have until the close of business on March 10, 2000 to deliver such evidence.

                  (xi) Consents, etc. All governmental and third party approvals and consents necessary in connection with the Advances (including the execution and delivery of this Agreement and each other Related Document by each party hereto and thereto and their performance of their respective obligations hereunder and thereunder) and continuing operations of the Borrower and the Servicer (after giving effect to the consummation of the Advances) shall have been obtained and be in full force and effect (and, to the extent requested by the Lender, the Lender shall have received true and correct copies of such approvals and consents) and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any aspect of the making of any Advances.

                  (xii) Fees. All fees due and payable pursuant to Section 2.9, and all reasonable and appropriately invoiced costs and expenses of the Lender payable by the Borrower in connection with the transactions contemplated hereby.

                  (xiii) Closing Date Certificate. The Closing Date Certificate or any substitute certificate or certificates in scope and substance satisfactory to the Lender, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

                  (xiv) Solvency Certificate. A certificate, dated the Closing Date, and duly executed by a Financial Officer of the Borrower, in scope and substance satisfactory to the Lender, to the effect that the Borrower will be solvent after giving effect to the transactions contemplated by this Agreement.

                  (xv) Certified Copy of Repurchase Program. A copy of each Repurchase Program, if any, under which Group II Vehicles will be or have been purchased for leasing under the Group II Master Lease and an Officer's Certificate of the Borrower or the applicable Lessee, dated the Closing Date, certifying that each such copy is true, correct and complete as of the Closing Date.

                  (xvi) Additional Conditions. There shall have been satisfied such other conditions as the Lender shall reasonably request.

         (b) All Advances (including the Initial Advance) shall be subject to the further conditions precedent that:

                  (i) the Lender shall have received a completed and duly executed Borrowing Request therefor in substantially the form attached hereto as Exhibit D and a completed and duly executed Monthly Servicer's Certificate and the Monthly Noteholders' Statement, each for the Related Month immediately preceding the date of such Borrowing, in each case, no later than 3:00 p.m. New York City time on the Business Day preceding the Funding Date for such Advance;

                   (ii) on the Funding Date for such Advance, before and after giving effect thereto, the following statements shall be true (and the Borrower, by accepting the amount of such Advance, shall be deemed to have represented and warranted that):

                           (A) the representations and warranties of the
                  Borrower set out in this Agreement;

                           (B) the representations and warranties of Budget
                  Group set out in this Agreement; and

                           (C) the representations and warranties of the
                  Borrower and Budget Group set out in the Base Indenture and the other Related Documents,

shall, in each such case, be true and accurate as of the date of the Borrowing with the same effect as though made on and with respect to that date (unless specifically stated to relate to an earlier date);

                  (iii) the Series 2000-1 Rapid Amortization Period has not commenced;

                  (iv) no Event of Default or, with respect to the Borrower or the Servicer, Potential Event of Default has occurred and is continuing or would result from the making of such Advance;

                  (v) all conditions specified in Section 2.1 of this Agreement shall have been satisfied; and

                  (vi) the Lender shall have received such other documents and instruments, and the Borrower and the Servicer shall have taken all such other actions and delivered all such other instruments, documents and agreements as the Lender shall reasonably request.

         The delivery of any Borrowing Request pursuant to Section 2.2 shall constitute a representation and warranty by the Borrower and the Servicer that the foregoing statements are true.

         Notwithstanding anything in this Agreement to the contrary, the Lender shall have no obligation to fund an Advance if, as of the Funding Date for such Advance, the Lender shall have received advice of counsel to the effect that funding such Advance would constitute a violation of law or conflict with any material rule, regulation or order of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Lender.

         SECTION 2.18 Certain Waivers. The Borrower waives presentment, demand for payment, notice of dishonor and protest, notice of the creation of any of the Obligations of the Borrower or any other Obligor and all other notices whatsoever to the Borrower with respect to such Obligations. The Obligations of the Borrower under this Agreement and the Series 2000-1 Note shall not be affected by (i) the failure of the Lender or the holder of the Series 2000-1 Note or holders of any such Obligations to assert any claim or demand or to exercise or enforce (or cause the Trustee to exercise or enforce) any right, power or remedy against the Borrower or the Collateral or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any such Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including the Collateral) securing payment and performance of any such Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, and (iv) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the Obligations of the Borrower.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 The Borrower. The Borrower hereby represents and warrants to the Lender as of the Closing Date and each Funding Date that each of its representations and warranties in the Base Indenture, the Group II Master Lease and the other Related Documents is true and correct (which representations and warranties are each hereby incorporated herein by reference, with the same force and effect as if set forth in full herein) and further represents and warrants that:

                  (a) Financial Information; Financial Condition. All balance sheets, all statements of operations, statements of shareholders' equity and cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by the Borrower to the Lender hereunder have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

                  (b) Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and the other Related Documents, the Borrower is solvent and is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Borrower or its debts under any bankruptcy or insolvency law, or of any other event of the type described in the definition of "Event of Bankruptcy."

                  (c) Miscellaneous. (i) No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing;

                           (ii) assuming the Lender is not purchasing with a
                  view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Series 2000-1 Note in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended; and

                           (iii) attached hereto as Exhibits A, B and C are
                  true, correct and complete copies of the Base Indenture, the Group II Master Lease and the Series 2000-1 Supplement, respectively, and the Borrower has furnished to the Lender true, accurate and complete copies of all other Related Documents (including all other series supplements) to which it is a party as of the Series 2000-1 Issuance Date, all of which agreements and Related Documents are in full force and effect and no terms of any such agreements or documents have been amended, modified or otherwise waived as of the Series 2000-1 Issuance Date.

                  (d) Principal Place of Business. The Borrower's chief executive office is located at 4225 Naperville Road, Lisle, Illinois 60535-3662.

                  (e) Delivery of Assignment Agreements. It has delivered to the Trustee Assignment Agreements covering all Group II Vehicles to be financed, refinanced or acquired by it as Group II Repurchase Vehicles during the term of this Agreement.

         SECTION 3.2 Budget Group. Budget Group represents and warrants to the Lender that:

                  (a) Accuracy of Representations and Warranties. Each representation and warranty made by it in the Group II Master Lease and each Related Document to which it is a party (including any representations and warranties made by it as Servicer) is true and correct in all material respects as of the date originally made and as of the Closing Date (which representations and warranties are each hereby incorporated herein by reference, with the same force and effect as if set forth in full herein).

                  (b) Financial Information; Financial Condition. The audited financial statements and schedules of Budget Group and its Subsidiaries for the period ended September 30, 1999 present fairly in all material respects the financial position, results of operations and cash flows of Budget Group at the dates and for the periods to which they relate and have been prepared in accordance with GAAP applied on a consistent basis, except as otherwise stated therein.

                  (c) Delivery of Assignment Agreements. It has delivered to the Trustee Assignment Agreements covering all Group II Vehicles to be financed, refinanced or acquired by the Borrower as Group II Repurchase Vehicles during the term of this Agreement.

         SECTION 3.3 The Lender. The Lender represents and warrants to the Borrower and Budget Group, as of the date hereof (or as of a subsequent date on which a successor as assignee of the Lender shall become a party hereto), that:

                  (a) it has had an opportunity to discuss the Borrower's and Budget Group's business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Borrower and Budget Group and their respective representatives;

                  (b) it is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2000-1 Note;

                  (c) it is purchasing the Series 2000-1 Note for its own account, or for the account of one or more "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                  (d) it understands that the Series 2000-1 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Borrower is not required to register the Series 2000-1 Note, and that any transfer must comply with provisions of
         Section 2.9 of the Base Indenture;

                  (e) it understands that the Series 2000-1 Note will bear the legend set forth in the form of Series 2000-1 Note attached as Exhibit A to the Series 2000-1 Supplement and be subject to the restrictions on transfer described in such legend;

                  (f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale by it of the Series 2000-1 Note;

                  (g) it understands that the Series 2000-1 Note may be offered, resold, pledged or otherwise transferred only (A) to the Borrower, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

                  (h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2000-1 Note as described in clause
         (B) or (D) of the preceding paragraph (g), the transferee of the Series 2000-1 Note will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Base Indenture, reasonably satisfactory in form and substance to the Borrower, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2000-1 Note (and all securities issued in exchange therefor or in substitution thereof) shall bear a legend substantially in the form that appears on the form of Series 2000-1 Note included in the Series 2000-1 Supplement. The Lender understands that the registrar and transfer agent for the Series 2000-1 Note will not be required to accept for registration of transfer the Series 2000-1 Note acquired by it, except upon presentation of an executed certificate or opinion of counsel, as described above; and

                  (i) it will obtain from any purchaser of the Series 2000-1 Note substantially the same representations and warranties contained in the foregoing paragraphs.


                                   ARTICLE IV

                                   COVENANTS

         SECTION 4.1 Affirmative Covenants. The Borrower and Budget Group each severally covenants and agrees that, until the Series 2000-1 Note has been paid in full and the obligation of the Lender to make Advances has terminated, it will:

                  (a) duly and timely perform all of its covenants and obligations under each Related Document to which it is a party and, with respect to Budget Group, the Credit Agreement and each Loan Document (as defined in the Credit Agreement) to which it is a party (which covenants are each hereby incorporated herein by reference, with the same force and effect as if set forth in full herein);

                  (b) at the same time any report, notice or other document is provided to the Trustee, or caused to be provided, by the Borrower or Budget Group under the Base Indenture (including, without limitation, under Sections 8.3, 8.10, 8.11 and/or 8.14 thereof) or the Series 2000-1 Supplement, or by Budget Group to the Borrower under the Group II Master Lease (including, without limitation, under Section 28.5 thereof), provide the Lender with a copy of such report, notice or other document; provided, however, that neither Budget Group nor the Borrower shall have any obligation under this Section 4.1(b) to deliver to the Lender copies of any (i) Monthly Noteholders' Statements which relate solely to a series of Notes other than the Series 2000-1 Note or (ii) vehicle identification number listings;

                  (c) at any time and from time to time, following reasonable prior notice from the Lender, and during regular business hours, permit the Lender, or its agents, representatives or permitted assigns, access to the offices of Budget Group and the Borrower, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Trustee under Section 8.8 of the Base Indenture, as applicable, and (ii) to visit the offices and properties of Budget Group and the Borrower for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Group II Collateral, or the administration and performance of the Base Indenture, the Series 2000-1 Supplement and the other Related Documents with any of the officers or employees of Budget Group and/or the Borrower, as applicable, having knowledge of such matters;

                  (d) at any time during the Series 2000-1 Rapid Amortization Period, upon the written request of the Lender in its sole discretion, provide a Hedging Agreement, in form and substance satisfactory to the Lender, and pay in full all amounts due and payable from time to time thereunder;

                  (e) promptly furnish to the Lender such other information as the Lender may reasonably request, in such form as the Lender may reasonably request;

                  (f) do such further acts and things, and execute and deliver to the Lender such additional assignments, agreements, powers and instruments, as the Lender reasonably determines to be necessary to carry into effect the purposes of this Agreement or to better assure and confirm unto the Lender its rights, powers and remedies hereunder or to enforce any right or remedy of the Borrower against the Lessees or the Guarantor under the Group II Master Lease;

                  (g) (i) provide the Lender with at least 30 days prior written notice of its intention to purchase, finance or refinance Group II Vehicles manufactured by any new Manufacturer, (ii) provide the Lender with a copy of the draft Repurchase Program of such Manufacturer as it then exists at the time of such notice and a copy of the final Repurchase Program promptly upon its being available and
         (iii) certify to the Lender that such new Manufacturer is an Eligible Manufacturer and, if the Borrower intends to purchase, finance or refinance Group II Repurchase Vehicles from such Manufacturer, that such Repurchase Program is an Eligible Repurchase Program at such time; and

                  (h) use commercially reasonable efforts (i) to cause each applicable Lessee to maintain good, legal and marketable title to all Financed Vehicles that are Group II Vehicles owned by such Lessee, free and clear of all Liens except for Permitted Liens and (ii) to cause Borrower to maintain good, legal and marketable title to the Initial Fleet and all Lessor-Owned Vehicles that are Group II Vehicles, free and clear of all Liens except for Permitted Liens.

                  (i) cooperate with the Lender, and each counsel delivering a legal opinion requested by the Lender or any rating agency delivering a confirmation of its rating of any Notes issued by the Borrower pursuant to the Indenture, in providing such information and certifications and making such changes or amendments to this Agreement and the Related Documents as such counsel reasonably requests in order to provide such opinion.

                  (j) deliver opinions of counsel in form and substance satisfactory to the Lender with respect to (i) corporate matters of the Borrower, Budget Group and the Lessees, (ii) Virginia state tax matters and (iii) matters relating to the Florida general intangibles tax.

         SECTION 4.2 Negative Covenants. The Borrower will not and Budget Group will cause the Borrower not to:

                  (a) (i) permit the validity or effectiveness of this Agreement or of any Lien in favor of the Trustee, the Lessor or the Secured Parties arising under the Group II Master Lease or the Series 2000-1 Supplement to be impaired, or permit the Lien of the Trustee on behalf of the Lender or any such other Lien to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Agreement or any Related Document except as may be expressly permitted hereby, or (ii) permit the Lien of the Trustee on behalf of the Lender not to constitute a valid first priority perfected security interest in the Collateral;

                  (b) issue or register the transfer of any of its Capital Stock to any Person other than Budget Group;

                  (c) except as may be permitted by the express written approval of the Lender, merge with or into, enter into any joint venture or other association with, or consolidate with, any other Person;

                  (d) agree, to the extent any consent of the Borrower is solicited or required by the Manufacturer or any assignor of any Repurchase Program, to any change in any Repurchase Program that is reasonably likely to materially adversely affect its rights or the rights of the Secured Parties with respect to any Group II Vehicle previously purchased under such Repurchase Program; and

                  (e) except as contemplated by Section 3.2(a) of the Base Indenture with respect to the Group II Master Lease or clauses (c) through (h) of Section 12.1 of the Base Indenture, amend or otherwise modify the Base Indenture or any Related Document to which it is a party or grant any waiver or consent thereunder, without the prior written consent of the Lender.

         SECTION 4.3 Information as to the Borrower. The Borrower shall file with the Lender:

                  (a) within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Servicer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (b) immediately upon becoming aware of the existence of any condition or event which constitutes a Potential Event of Default or an Event of Default, a written notice describing its nature and period of existence and what action the Borrower is taking or proposes to take with respect thereto; and

                  (c) promptly upon the Borrower's becoming aware of:

                           (i) any proposed or pending investigation of it by any Governmental Authority or agency, or

                           (ii) any pending or proposed court or administrative
                  proceeding

         which involves or may involve the possibility, individually or in the aggregate, of a material adverse effect on the properties, business, profits or condition (financial or otherwise) of the Borrower or the validity or enforceability of the Related Documents, a written notice specifying the nature of such investigation or proceeding and what action the Borrower is taking or proposes to take with respect thereto and evaluating its merits.

         SECTION 4.4 Payment of Taxes and Other Claims. The Borrower will pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (1) all taxes, assessments and governmental charges levied or imposed upon the Borrower or upon the income, profits or property (including any property that is part of the Collateral) of the Borrower and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Borrower; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Lender. The Borrower and Budget Group are members of an affiliated group within the meaning of Section 1504 of the Code which has filed, and will continue to file, a consolidated return for federal income tax purposes, and the Borrower shall be included in consolidated federal income tax returns filed by Budget Group for such affiliated group.

         SECTION 4.5 Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment hereunder, the Borrower and Budget Group, jointly and severally, hereby indemnify, exonerate and hold the Lender, each SPC, and each of the officers, directors, employees and agents of each of them (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance, including all Indemnified Liabilities arising in connection with the transactions contemplated under the Related Documents;

                  (b) the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article II not to fund any Advance; provided that any such action is resolved by final judgment of a court of competent jurisdiction in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by Budget Group or any of its Subsidiaries of all or any portion of the Capital Stock or assets of any Person, whether or not the Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by Budget Group or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by Budget Group or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, Budget Group or such Subsidiary;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or a breach by such Indemnified Party (or its agents or employees or any other Person under its control) of any of its obligations under this Agreement, as determined by a final judgment of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower and Budget Group, jointly and severally, hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Provided, however, the indemnification provided under this Section 4.5 is not intended to create credit recourse to Budget Group for the Borrower's failure to repay any principal of or interest on any Advance.

         SECTION 4.6 Maintenance of Separate Existence. Each of the Borrower and Budget Group acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt, dated February 25, 2000, and addressing the issue of substantive consolidation as it may relate to it. Each of the Borrower and Budget Group hereby agrees to maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in such opinion letter and relating to it.


                                   ARTICLE V

                               EVENTS OF DEFAULT

         SECTION 5.1 Events of Default. Each of the following events or occurrences described in this Section 5.1 shall constitute an "Event of Default":

                  (a) Non-Payment of Obligations. The Borrower shall (a) fail to make a payment of principal of any Advance and such failure shall continue for one Business Day (with respect to payments due on the Maturity Date) or for two Business Days (with respect to principal payments due on any date other than the Maturity Date); or (b) fail to make a payment of any interest on any Advance, any fees or any other amounts payable hereunder on the date on which such payment is due and such failure shall continue for five days.

                  (b) Breach of Warranty. Any representation or warranty made by the Borrower or Budget Group herein or in any other Related Document to which it is a party shall have been incorrect as of the date such representation or warranty is made and such representation or warranty shall continue to be incorrect for a period of 30 days after the earlier of (i) the date on which written notice thereof shall have been given to the Borrower by the Lender and (ii) the date on which the Borrower or Budget Group obtains actual knowledge thereof, or any certificate, financial statement or any other material writing furnished by the Borrower or Budget Group pursuant to this Agreement or any such other Related Document shall have been incorrect in any material respect when made (or deemed made) and such certificate, statement or other writing shall continue to be incorrect in any material respect for a period of 10 days (other than with respect to any Officer's Certificate with respect to the Series 2000-1 Aggregate Asset Amount or the absence of a Series 2000-1 Asset Amount Deficiency, for which such period is one Business Day) after the earlier of (a) the date on which written notice thereof shall have been given to the Borrower by the Lender and (b) the date on which the Borrower or Budget Group obtains actual knowledge thereof.

                  (c) Non-Performance of Certain Covenants and Obligations. The Borrower or Budget Group shall default in the due performance and observance of any of its obligations under Sections 8.15 through 8.25 of the Base Indenture, Section 29 of the Group II Master Lease or
         Section 4.2 hereof and such default shall continue unremedied for a period of ten days after the earlier of (i) the date on which written notice thereof shall have been given to the Borrower or Budget Group by the Lender and (ii) the date on which the Borrower or Budget Group obtains actual knowledge thereof.

                  (d) Non-Performance of Other Covenants and Obligations. The Borrower or Budget Group shall default in the due performance and observance of any covenant or agreement contained herein or in any other Related Document to which it is a party (other than those specified in clauses (a), (b) and (c) above or in clause (j) below), and, in the case of defaults other than with respect to Section 4.3(b) or 4.3(c), such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower or Budget Group by the Lender or, in the case of Section 4.3(b) or 4.3(c), such default shall continue unremedied for a period of 30 days after the Borrower or Budget Group initially becomes aware of such failure to perform or comply with such covenant.

                  (e) Judgments. Any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000, shall be rendered against the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 60 consecutive days.

                  (f) Bankruptcy, Insolvency, etc. The occurrence of any Event of Bankruptcy with respect to the Borrower, Budget Group or any Lessee.

                  (g) Independent Directors. The Borrower shall fail to have at least one Independent Director (as such term is defined in the Borrower's then effective certificate of incorporation) on its board of directors and such failure shall have continued for a period of 30 days.

                  (h) Enforceability of or Default under Related Documents. (a) Any of the Related Documents or any portion thereof shall not be in full force and effect, enforceable in accordance with its terms or the Borrower, Budget Group or any Manufacturer shall so assert in writing,
         (b) any Lease Event of Default shall occur under the Group II Master Lease, or (c) any Amortization Event with respect to the Series 2000-1 Note, as defined in Section 9.1 of the Base Indenture and Article 7 of the Series 2000-1 Supplement, shall occur.

                  (i) Investment Company. The Borrower shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act.

                  (j) Opinions of Counsel. The Borrower shall fail (i) to provide within 3 Business Days of request by counsel any information or certification which is reasonably requested by legal counsel as contemplated in Section 4,1(i), (ii) to cooperate in good faith in making any change or amendment to this Agreement or any Related Documents, which is reasonably requested by legal counsel as contemplated in Section 4,1(i) or (iii) to deliver on or before the close of business on March 10, 2000 any opinion of counsel required to be delivered pursuant to Section 4.1(j).

         SECTION 5.2 Remedies Upon Default. During the continuance of one or more Events of Default the Lender may, by notice to the Borrower and the Trustee, immediately declare the Maturity Date to have occurred and the principal of the Series 2000-1 Note to be immediately due and payable, together with all interest thereon and fees, expenses and other amounts owing under this Agreement, and declare the Commitment hereunder (if not theretofore terminated) to be terminated; provided that, upon the occurrence of the Event of Default referred to in Section 5.1(f), such amounts shall immediately and automatically become due and payable and the Commitment (if not theretofore terminated) shall immediately and automatically be terminated without any further action by any Person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Series 2000-1 Note, all accrued and unpaid interest thereon and all fees, expenses and other amounts due to the Lender or an SPC under this Agreement shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower, subject to
Section 6.12 hereof.

         SECTION 5.3 No Waiver. The failure to exercise any of the rights and remedies set forth in this Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same Event of Default or any other Event of Default. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.


                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.1 No Amendments. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by Budget Group or the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Budget Group, the Borrower and the Lender. A copy of any amendment shall be furnished by the Borrower to the Trustee.

         SECTION 6.2 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 6.3 Binding on Successors and Assigns. (a) This Agreement shall be binding upon, and inure to the benefit of the Borrower, the Servicer and the Lender and their respective successors and assigns; provided, however, that neither the Borrower nor the Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lender; and provided, further, that, except as otherwise contemplated in Section 2.6, the Lender may not transfer, pledge, assign or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein without the prior written consent of the Borrower (which consent shall not be unreasonably delayed or withheld and which consent (i) shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Lender, on or before the fifth Business Day after receipt by the Borrower of the Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent and (ii) shall not be required if an Event of Default has occurred and is then continuing), except to an Affiliate thereof which is an Eligible Assignee or as otherwise permitted under this Section 6.3. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

         (b) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time grant to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") a participating interest in or lien on the Lender's interests in the Advances made hereunder and such Participant, with respect to its participating interest, shall be entitled to the benefits of the Lender under this Agreement.

         SECTION 6.4 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 2000-1 Note delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Series 2000-1 Note and shall continue in full force and effect until all interest and principal on the Series 2000-1 Note and other amounts owed hereunder have been paid in full and the commitment of the Lender hereunder has been terminated. In addition, the obligations of the Borrower under Sections 2.11 through 2.16, 4.5 and 6.5 shall survive the expiration or other termination of this Agreement.

         SECTION 6.5 Payment of Costs and Expenses. The Borrower and Budget Group, jointly and severally, agree to pay on demand all expenses of the Lender (including the reasonable fees and out-of-pocket expenses of rating agencies, counsel to the Lender and local counsel, if any, who may be retained by counsel to the Lender) in connection with

         (a) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated;

         (b) the filing, recording, refiling or rerecording of any Related Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Related Document;

         (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Related Document; and

         (d) the transactions contemplated by this Agreement and any of the other Related Documents.

The Borrower and Budget Group, jointly and severally, further agree to pay, and to save the Lender harmless from all liability for, any stamp, issuance, excise or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Advances hereunder, the issuance of the Series 2000-1 Note or any other Related Documents. The Borrower and Budget Group, jointly and severally, also agree to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 6.6 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Base Indenture, the Series 2000-1 Supplement, the documents delivered pursuant to Section 2.17 and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION 6.7 Notices. All communications hereunder shall be in writing (except that notices pursuant to Sections 2.1, 2.2, 2.5 and 2.7 may be given by telephone promptly confirmed in writing or by facsimile transmission) and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telex or facsimile transmission and confirmed by a similar mailed writing to any party at the address for that party set forth (a) on the signature page to this Agreement or (b) to another address as that party may designate in writing to the Borrower.

         SECTION 6.8 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such provision and that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 6.9 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 6.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF

EXCEPT AS OTHERWISE CONTEMPLATED IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

         SECTION 6.11 Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Series 2000-1 Note will be treated as evidence of indebtedness issued by the Borrower, (b) agrees to treat the Series 2000-1 Note for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

         SECTION 6.12 No Proceedings; Limited Recourse. Each of Budget Group and the Lender (solely in its capacity as such) hereby covenants and agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding so long as any Notes issued by the Borrower pursuant to the Base Indenture shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been outstanding, all as more particularly set forth in Section
13.17 of the Base Indenture and subject to any retained rights set forth therein. In addition, each of the foregoing parties agree that all fees, expenses and other costs payable hereunder by the Borrower shall be payable only to the extent set forth in Section 13.18 of the Base Indenture and that all other amounts owed to them by the Borrower shall be payable solely from amounts that become available for payment pursuant to the Base Indenture and the Series 2000-1 Supplement.

         SECTION 6.13 Confidentiality. The Lender shall hold all non-public information provided to them by Budget Group or any of its Subsidiaries pursuant to or in connection with this Agreement (excluding any information that becomes available to the Lender on a nonconfidential basis without violation of this Section) in accordance with the Lender's customary procedures for handling confidential information of this nature, but may make disclosure to any of its examiners, regulators (including the National Association of Insurance Commissioners), Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or any other Related Document or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Related Document, or as requested by any governmental agency or representative thereof or pursuant to legal process or in connection with applicable litigation; provided, however, that unless specifically prohibited by applicable law or court order, the Lender shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information; prior to any such disclosure pursuant to this Section 6.13, the Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree, for the benefit of Budget Group and its Subsidiaries, in writing to be bound by this Section 6.13; and to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 6.13; and except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, the Lender shall not be obligated or required to return any materials furnished by Budget Group or any of its Subsidiaries.

         SECTION 6.14 Lender May Act Through Affiliates or Agents. The Lender may, from time to time, designate one or more Affiliates or agents for the purpose of performing any action hereunder.

         SECTION 6.15 Other Transactions. Nothing contained herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Related Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging in with any other Person.

         SECTION 6.16 Independence of Covenants. All covenants contained in this Agreement and each other Related Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Potential Event of Default or an Event of Default if such action is taken or such condition exists.

         SECTION 6.17 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, THE SERVICER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWER AND THE SERVICER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE BORROWER AND THE SERVICER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE BORROWER AND THE SERVICER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION

WHICH SUCH PERSON MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR THE SERVICER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO SUCH PERSON OR THE PROPERTY OF SUCH PERSON, SUCH PERSON HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF THE OBLIGATIONS OF SUCH PERSON UNDER THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS.

         SECTION 6.18 Waiver of Jury Trial. THE LENDER, THE SERVICER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, THE SERVICER OR THE BORROWER. EACH OF THE BORROWER AND THE SERVICER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER RELATED DOCUMENT.

         SECTION 6.19 Third-Party Beneficiaries. Each SPC and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce the provisions of this Agreement.


               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written:



                                     TEAM FLEET FINANCING CORPORATION,
                                     as Borrower

                                     By: /s/ Mark Bobek
                                        ---------------------------------------
                                        Name:   Mark Bobek
                                        Title:  President

                                     Address:


                                     Telephone:



                                     BUDGET GROUP, INC., as Servicer

                                     By: /s/ Sheri Young
                                        ---------------------------------------
                                        Name:   Sheri Young
                                        Title:  Vice President

                                     Address:


                                     Telephone:
                                     Telecopier:

                                     CREDIT SUISSE FIRST BOSTON,
                                     NEW YORK BRANCH, as Lender


                                     By: /s/ Anthony Giordano
                                        ---------------------------------------
                                        Name: Anthony Giordano
                                        Title: Vice President

                                     By: /s/ Elizabeth Whalen
                                        ---------------------------------------
                                        Name: Elizabeth Whalen
                                        Title: Associate

                                     Domestic Office

                                     Address:     Eleven Madison Avenue
                                                  New York, NY 10010-3629

                                     Attention:   Elizabeth Whalen
                                     Telephone:   (212) 325-9105
                                     Telecopier:  (212) 325-6677


                                     Eurodollar Office

                                     Address:     Eleven Madison Avenue
                                                  New York, NY 10010-3629

                                     Attention:   Elizabeth Whalen
                                     Telephone:   (212) 325-9105
                                     Telecopier:  (212) 325-6677

                                   EXHIBIT A
                                 BASE INDENTURE

                                   EXHIBIT B

                             Group II MASTER LEASE

                                   EXHIBIT C

                           SERIES 2000-1 SUPPLEMENT

                                   EXHIBIT D

                           FORM OF BORROWING REQUEST

Credit Suisse First Boston,
New York Branch
Eleven Madison Avenue
20th Floor
New York, NY 10010-3629

Attention: Elizabeth Whalen

                               BORROWING REQUEST

Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to Section 2.2 of the Bridge Loan Agreement, dated as of February 25, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Bridge Loan Agreement"), among TEAM FLEET FINANCING CORPORATION, a Delaware corporation (the "Borrower"), BUDGET GROUP, INC. (the "Servicer") and CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Bridge Loan Agreement.

         The Borrower hereby requests that an Advance be made in the aggregate principal amount of $__________ on __________, __ as [a Eurodollar Advance having an Interest Period expiring on _______](1) [an ABR Advance].

         The Borrower hereby acknowledges that, pursuant to Section 2.17 of the Bridge Loan Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Advances requested hereby constitute a representation and warranty by the Borrower that, on the date of the making of such Advances, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 2.17(b)(ii) are true and correct in all material respects.

         The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Borrowing requested hereby
---------
(1)Fill in next Distribution Date.

the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

           Please wire transfer the proceeds of the Borrowing to the Series 2000-1 Collection Account maintained at the financial institutions indicated respectively:


                                       Person to be Paid
                                -------------------------------
Amount to be
Transferred                        Name             Account No.

$----------                     ----------          -----------

           The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, ____.



                                        TEAM FLEET FINANCING CORPORATION



                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT E

                        FORM OF CLOSING DATE CERTIFICATE

                        TEAM FLEET FINANCING CORPORATION
                            CLOSING DATE CERTIFICATE


         The undersigned, the ____________ of Team Fleet Financing Corporation, a Delaware corporation ("TFFC"), pursuant to Section 2.17(a)(xiii) of that certain Bridge Loan Agreement, dated as of February 25, 2000 (the "Bridge Loan Agreement"), among TFFC, Budget Group, Inc., and Credit Suisse First Boston, New York Branch, does hereby certify that as of the date hereof:

         1. The representations and warranties of TFFC in the Bridge Loan Agreement and each of the Related Documents to which TFFC is a party are true and correct (in all material respects to the extent such representations and warranties do not incorporate a materiality limitation in their terms) on the date hereof as though made on and as of the date hereof. TFFC has duly performed, in all material respects, all obligations required to be performed by it on or prior to the date hereof, and has satisfied, in all material respects, all conditions to be satisfied by it, in each case, pursuant to the terms of the Bridge Loan Agreement and each of the Related Documents to which TFFC is a party.

         2. No Event of Default or, to the best of the undersigned's knowledge with respect to the Borrower or the Servicer, Potential Event of Default, has occurred and is continuing.

         Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Bridge Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this __ day of February, 2000.



                                     TEAM FLEET FINANCING CORPORATION



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT F

                     FORM OF CONTINUATION/CONVERSION NOTICE

Credit Suisse First Boston,
New York Branch
Eleven Madison Avenue
20th Floor
New York, NY 10010-3629

Attention: Elizabeth Whalen


                         CONTINUATION/CONVERSION NOTICE


Gentlemen and Ladies:

         This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.5 of the Bridge Loan Agreement, dated as of February 25, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Bridge Loan Agreement"), among TEAM FLEET FINANCING CORPORATION, a Delaware corporation (the "Borrower"), BUDGET GROUP, INC. (the "Servicer") and CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Bridge Loan Agreement.

         The Borrower hereby requests that on ___________ __, 20__,

                  (1) $_____________ of the presently outstanding principal amount of the Advances originally made on _________ __, ____ [and $_____________ of the presently outstanding principal amount of the Advances originally made on _________ __, ____],

                  (2) and all presently being maintained as [ABR Advances] [Eurodollar Advances],

                  (3) be [converted into] [continued as],

                  (4) [Eurodollar Advances having an Interest Period of one month] [ABR Advances].

           The Borrower hereby:

                    (a) certifies and warrants that no Event of Default [or Potential Event of Default] has occurred and is continuing; and

                    (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

         The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ____ day of _________________,
_____.



                                     TEAM FLEET FINANCING CORPORATION



                                     By
                                       ----------------------------------------
                                       Name:
                                       Title: